Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Atlantic Capital Bancshares, Inc. on Pre-Effective Amendment No. 2 to Form S-4 of our report dated March 12, 2015 on the consolidated financial statements and effectiveness of internal control over financial reporting of First Security Group, Inc. and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Franklin, Tennessee

August 26, 2015